UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 14, 2025

Mural Oncology plc

(Exact name of Registrant as Specified in Its Charter)

Ireland	001-41837	98-1748617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Earlsfort Terrace
Dublin 2, D02 T380, Ireland		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +353-1-905-8020

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01	MURA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On April 14, 2025, the board of directors (the “Board”) of Mural Oncology plc (the “Company”) determined to discontinue all clinical development of nemvaleukin alfa and, in connection with such decision, approved a reduction in the Company’s workforce by approximately 104 positions, or approximately 90% (the “Reduction”).

The Company expects to substantially complete the Reduction by the end of the second quarter of 2025. The Company expects to incur costs of approximately $9.0 million to $10.0 million related to the Reduction, primarily consisting of severance payments and employee benefit costs. Additionally, the Company expects to incur $2.0 million to $4.0 million in non-cash impairment charges associated with property and equipment expected to be sold or otherwise disposed of. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the Reduction. The costs related to the Reduction are expected to be substantially incurred in the second quarter of 2025. The estimated costs that the Company expects to incur and the estimated timing to complete the Reduction and for the incurrence of the costs are subject to a number of assumptions, and actual results may differ materially from these estimates.

Item 8.01.	Other Events.

On April 15, 2025, the Company issued a press release announcing that following review of data from its phase 2 ARTISTRY-6 trial in melanoma and previously announced results from the phase 3 ARTISTRY-7 trial in platinum-resistant ovarian cancer, the Company is discontinuing all clinical development of nemvaleukin alfa and plans to immediately commence the exploration of strategic alternatives focused on maximizing shareholder value. The Company has engaged Lucid Capital Markets, LLC to act as its financial advisor in connection with the exploration of strategic alternatives. There can be no assurance that the exploration of strategic alternatives will result in the Company pursuing a transaction or that any acquisition or other transaction involving the Company will be completed, nor as to the terms on which any acquisition or other transaction will occur, if at all.

Forward Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: the company’s exploration and review of strategic alternatives, its ability to identify and complete a transaction as a result of the strategic alternatives process and the Reduction and the related costs. Any forward-looking statements in this Current Report are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include, among others, the company’s ability to successfully pursue a strategic alternative transaction on attractive terms, or at all; uncertainty as to whether the Reduction will result in the anticipated savings and be completed when anticipated; and those other risks and uncertainties set forth in the company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in subsequent filings the Company may make with the SEC. All forward-looking statements contained in this Current Report speak only as of the date of this Current Report. The Company anticipates that subsequent events and developments will cause its views to change. However, the Company undertakes no obligation to update such forward-looking statements to reflect events that occur or circumstances that exist after the date of this Current Report, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mural Oncology plc

Dated: April 15, 2025	By:	/s/ Maiken Keson-Brookes
	Name:	Maiken Keson-Brookes
	Title:	Chief Legal Officer